EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207735), Form S-4 (Nos. 333-183774, 333-121003) and Form S-8 (Nos. 333-196711, 333-135467, 333-168868, 2-97450, 33-37353, 333-133275, 333-168867, 333-32853, 333-32851, 333-111355, 333-133265, 333-168894, 333-128342, 333-170403, 333-170399, 333-141548, 333-214382, 333-186744, 333-192766 ) of Caterpillar Inc. of our report dated February 15, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Peoria, Illinois
February 15, 2017